EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-9293, 33-11154, 33-15271, 33-18602, 33-25860, 33-28505, 33-33344, 33-38220, 33-51129, 33-56577, 333-01459, 333-09867, 333-15179, 333-34543, 333-34651, 333-38163, 333-40677, 333-40675, 333-59503, 333-62987, 333-65531, 333-67183, 333-72413, 333-86267, 333-89391, 333-90907, 333-35796, 333-45540, 333-48080, 333-49788, 333-52314, 333-56358, 333-59466, 333-61120, 333-62034, 333-68140, 333-73218, 333-98097, 333-100189, 333-101332, 333-101323, 333-102920 and 333-108639; and Form S-3 Nos. 333-81101 and 333-63716) of Sun Microsystems, Inc. of our report dated July 21, 2003 (except for the last paragraph of Note 11, as to which the date is September 26, 2003), with respect to the consolidated financial statements and schedule of Sun Microsystems, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2003.

/s/    ERNST & YOUNG LLP

San Jose, California

September 26, 2003